Exhibit 99.1

MATRIX SERVICE COMPANY

CODE OF BUSINESS CONDUCT AND ETHICS

Cover page for website policy:

Our Code of Business Conduct and Ethics (our “Code”) embodies policies encouraging individual and peer integrity, ethical behavior and our responsibilities to our employees, customers, suppliers, stockholders, and the public, and includes:

•	Prohibiting conflicts of interest (including protecting corporate opportunities)

•	Protecting our confidential and proprietary information and that of our customers’ and vendors’

•	Treating our employees, customers, suppliers and competitors fairly

•	Encouraging full, fair, accurate, timely and understandable disclosure

•	Protecting and properly using company assets

•	Complying with laws, rules and regulations (including insider trading laws)

•	Encouraging the reporting of any unlawful or unethical behavior

The following is our Code that addresses these and other issues.

MATRIX SERVICE COMPANY

CODE OF BUSINESS CONDUCT AND ETHICS

(Amended and Restated as of January 20, 2004)

Introduction

One of Matrix Service Company’s most valuable assets is its integrity. Protecting this asset is the job of everyone in Matrix. To that end, we have established a Code of Business Conduct and Ethics (this “code”). This code applies to every officer, director and employee of Matrix. We also expect that those with whom we do business (including our agents, consultants, suppliers and customers) will also adhere to this code. This code is designed to help you comply with the law and maintain the highest standards of ethical conduct. This code does not cover every issue that may arise, but it sets out basic principles and a methodology to help guide you in the attainment of this common goal.

As a publicly traded company, Matrix is required by various regulatory agencies, including the Securities and Exchange Commission (“SEC”) and the NASDAQ National Market System (“Nasdaq”) to include in this code special rules that are applicable only to a limited group of employees comprised of our Chief Executive Officer, our Chief Financial Officer, our Controller and any other persons performing similar functions regardless of title. These special rules are generally more narrow in scope than those of the code and relate primarily to matters pertaining to the identification and handling of conflicts of interest, providing full, fair, accurate and timely disclosure of material information concerning Matrix, compliance with laws, rules and regulations applicable to Matrix and to its business and the prompt identification and reporting of violations of this code to the appropriate Matrix personnel. These special rules are discussed in various places throughout this code and can generally be identified by references to obligations imposed upon “Senior Financial Officers” of Matrix.

All of our officers, directors and employees must carry out their duties in accordance with the policies set forth in this code and with applicable laws and regulations. To the extent that other company polices and procedures conflict with this code, you should follow this code. Any violation of applicable law or any deviation from the standards embodied in this code can result in disciplinary action up to and including termination. Disciplinary action also may apply to an employee’s supervisor who directs or approves the employee’s improper actions, or is aware of those actions but does not act appropriately to correct them. In addition to imposing its own discipline, Matrix may also bring suspected violations of law to the attention of the appropriate law enforcement personnel. If you are in a situation which you believe may violate or lead to a violation of this code, follow the procedures described in Sections 8 and 9 of the code.

1.	Policy Statement

Nasdaq rules require that Matrix provide this Code for all of its directors, officers and employees. We are committed to being a good corporate citizen. Our policy is to conduct our business affairs honestly and in an ethical manner. That goal cannot be achieved unless you individually accept your responsibility to promote integrity and demonstrate the highest level of ethical conduct in all of your activities. Activities that may call into question the reputation or integrity of Matrix should be avoided. We understand that not every situation is black and white. The key to compliance with this code is exercising good judgment.

Managers set an example for other employees and are often responsible for directing the actions of others. Every manager and supervisor is expected to take necessary actions to ensure compliance with this code, to provide guidance and assist employees in resolving questions concerning this code and to permit employees to express any concerns regarding compliance with this code. No one has the authority to order another employee to act contrary to this code.

2.	Compliance with Laws and Regulations

Matrix seeks to comply with the laws and regulations in all jurisdictions in which it operates.

Matrix is committed to full compliance with the laws of the cities, states and countries in which it operates. Although not all employees are expected to know the details of these laws, it is important to know enough to determine when to seek advice from supervisors, managers, or other appropriate personnel. Matrix may from time to time provide information and hold sessions to promote compliance with particular laws, rules and regulations.

3.	Full, Fair, Accurate, Timely and Understandable Disclosure

It is of paramount importance to Matrix that all disclosure in reports and documents that it files with, or submits to, the SEC, and in other public communications made by Matrix is full, fair, accurate, timely and understandable. You must take all steps available to assist us in these responsibilities consistent with your role within Matrix. In particular, you are required to provide prompt and accurate answers to all inquiries made to you in connection with the preparation of our public reports and disclosure.

Our Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”) are responsible for designing, establishing, maintaining, reviewing and evaluating on a quarterly basis the effectiveness of our disclosure controls and procedures (as such term is defined by applicable SEC rules). Our CEO, CFO, controller and other Matrix officers as are designated from time to time by the Audit Committee of the Board of Directors shall be deemed the “Senior Financial Officers” of Matrix. As mentioned earlier, Senior Financial Officers have special duties imposed upon them by law and face significant monetary penalties as well as lengthy prison time for breaches of these special duties. Senior Financial Officers are required to take all steps necessary or advisable to ensure that all disclosure in reports and documents filed with or submitted by Matrix to the SEC, and all disclosure in other public communication made by Matrix are full, fair, accurate, timely and understandable.

Senior Financial Officers are also responsible for establishing and maintaining adequate internal control over financial reporting to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Senior Financial Officers are required to take all necessary steps to ensure compliance with established accounting procedures, our system of internal controls and generally accepted accounting principles. Senior Financial Officers are required to ensure that Matrix makes and keeps books, records, and accounts, which, in reasonable detail, accurately and fairly reflect all transactions affecting our assets. Senior Financial Officers will also ensure that Matrix devises and maintains a system of internal accounting controls sufficient to provide reasonable assurances that:

•	transactions are executed in accordance with management’s general or specific authorization;

•	transactions are recorded as necessary (a) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and (b) to maintain accountability for assets;

•	access to assets is permitted, and receipts and expenditures are made, only in accordance with management’s general or specific authorization; and

•	the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, all to permit prevention or timely detection of unauthorized acquisition, use or disposition of assets that could have a material effect on Matrix’s financial statements.

Any attempt to enter inaccurate or fraudulent information into Matrix’s accounting system will not be tolerated and will result in disciplinary action, up to and including termination of employment.

4.	Special Ethics Obligations For Employees With Financial Reporting Responsibilities

Senior Financial Officers each bear a special responsibility for promoting integrity throughout Matrix. Furthermore, Senior Financial Officers have a responsibility to foster a culture throughout Matrix as a whole that ensures the fair and timely reporting of Matrix’s results of operation and financial condition and other financial information.

Because of this special role, Senior Financial Officers are bound by the following Financial Officer Code of Ethics, and by accepting this code each Senior Financial Officer agrees that he or she will:

•	Perform his or her duties in an honest and ethical manner.

•	Handle all actual or apparent conflicts of interest between his or her personal and professional relationships in an ethical manner.

•	Take all necessary actions to ensure full, fair, accurate, timely, and understandable disclosure in reports and documents that Matrix files with, or submits to, government agencies and in other public communications.

•	Comply with all applicable laws, rules and regulations of federal, state and local governments.

•	Proactively promote and be an example of ethical behavior in the work environment.

5.	Insider Trading

You should never trade securities on the basis of confidential information acquired through your employment or fiduciary relationship with Matrix.

You are prohibited under both federal law and Matrix policy from purchasing or selling Matrix stock, directly or indirectly, on the basis of material non-public information concerning Matrix. Any person possessing material non-public information about Matrix must not engage in transactions involving our securities until this information has been released to the public. Generally, material information is that which would be expected to affect the investment decisions of a reasonable investor or the market price of the stock. You must also refrain from trading in the stock of other publicly held companies, such as existing or potential customers or suppliers, on the basis of material confidential information obtained by you in the course of your employment or service as a director. It is also illegal to recommend a stock to (i.e., “tip”) someone else on the basis of such information. If you have a question concerning the appropriateness or legality of a particular securities transaction, consult with Matrix’s CFO. Officers, directors and certain other employees of Matrix are subject to additional responsibilities under Matrix’s insider trading compliance policy, a copy of which has been provided to each such officer, director and employee, and which can be obtained from Matrix’s CFO.

6.	Conflicts of Interest and Corporate Opportunities

You must avoid any situation in which your personal interests conflict or even appear to conflict with Matrix’s interests. You owe a duty to Matrix not to compromise Matrix’s legitimate interests and to advance the interests of Matrix to the exclusion of your own interests when conflict arises in the course of your employment.

You shall perform your duties to Matrix in an honest and ethical manner. You shall handle all actual or apparent conflicts of interest between your personal and professional relationships in an ethical manner.

You should avoid situations in which your personal, family or financial interests conflict or even appear to conflict with those of Matrix. You may not engage in activities that compete with Matrix or compromise its interests. You should not take for your own benefit opportunities discovered in the course of employment that you have reason to know would benefit Matrix. The following are examples of actual or potential conflicts:

•	you, or a member of your family, receive improper personal benefits as a result of your position in Matrix;

•	you use property of Matrix for your personal benefit;

•	you engage in activities that interfere with your loyalty to Matrix or your ability to perform your duties or responsibilities to Matrix effectively;

•	you work simultaneously (whether as an employee or a consultant) for a competitor, customer or supplier of Matrix;

•	you, or a member of your family, have a financial interest in a customer, supplier, or competitor which is significant enough to cause divided loyalty with Matrix or the appearance of divided loyalty (the significance of a financial interest depends on many factors, such as the size of an investment in relation to your income, net worth and/or financial needs, your potential to influence decisions that could impact your interests, and the nature of the business or level of competition between Matrix and the supplier, customer or competitor);

•	you, or a member of your family, acquire an interest in property (such as real estate, patent or other intellectual property rights or securities) in which you have reason to know Matrix has, or might have, a legitimate interest;

•	you, or a member of your family, receive a loan or a guarantee of a loan from a customer, supplier or competitor (other than a loan from a financial institution made in the ordinary course of business and on an arm’s-length basis);

•	you divulge or use Matrix’s confidential information – such as financial data, customer information, or computer programs – for your own personal or personal business purposes;

•	you make gifts or payments, or provide special favors, to customers, suppliers or competitors (or their immediate family members) with a value significant enough to cause the customer, supplier or competitor to make a purchase, or take or forego other action, which is beneficial to Matrix and which the customer, supplier or competitor would not otherwise have taken; or

•	you are given the right to buy stock in other companies or you receive cash or other payments in return for promoting the services of an advisor, such as an investment banker, to Matrix.

Neither you, nor members of your immediate family, are permitted to solicit or accept valuable gifts, payments, special favors or other consideration from customers, suppliers or competitors.

Conflicts are not always clear-cut. If you become aware of a conflict described above or any other conflict, potential conflict, or have a question as to a potential conflict, you should consult with your manager or Matrix’s CFO and/or follow the procedures described in Sections 8 and 9 of this code. If you become involved in a situation that gives rise to an actual conflict, you must inform your manager or Matrix’s CFO of the conflict.

7.	Confidentiality

All confidential information concerning Matrix obtained by you is the property of Matrix and must be protected.

Confidential information includes all non-public information that might be of use to competitors, or harmful to Matrix or its customers, if disclosed. You must maintain the confidentiality of such information entrusted to you by Matrix, its customers and its suppliers, except when disclosure is authorized by Matrix or required by law.

Examples of confidential information include, but are not limited to: Matrix’s trade secrets; design information; standards and technology; business trends and projections; information about financial performance; new product or marketing plans; research and development ideas or information; manufacturing processes; information about potential acquisitions, divestitures and investments; stock splits, public or private securities offerings or changes in dividend policies or amounts; significant personnel changes; and the loss or adverse changes in existing or potential major contracts, orders, suppliers, customers or finance sources.

Your obligation with respect to confidential information extends beyond the workplace. In that respect, it applies to communications with your family members and continues to apply even after your employment or director relationship with Matrix terminates.

8.	Reporting Violations of Matrix Policies and Receipt of Complaints Regarding Financial Reporting or Accounting Issues

You should report any violation or suspected violation of this code to the appropriate personnel at Matrix, or to the CFO of Matrix or via Matrix’s anonymous and confidential reporting procedures.

Matrix’s efforts to ensure observance of, and adherence to, the goals and policies outlined in this code mandate that you promptly bring to the attention of the CFO or, if appropriate, the Chair of the Audit Committee of Matrix, any material transaction, relationship, act, failure to act, occurrence or practice that you believe, in good faith, is inconsistent with, in violation, or reasonably could be expected to give rise to a violation, of this code. You should report any suspected violations of Matrix’s financial reporting obligations or any complaints or concerns about questionable accounting or auditing practices in accordance with the procedures set forth below.

Here are some approaches to handling your reporting obligations:

•	In the event you believe a violation of this code, or a violation of applicable laws and/or governmental regulations has occurred or you have observed or become aware of conduct which appears to be contrary to this code, immediately report the situation to your supervisor, the CFO or to the Chair of the Audit Committee.

•	Supervisors or managers who receive any report of a suspected violation must report the matter to the Compliance Officer.

•	If you wish to report any such matters anonymously or confidentially, then you may do so as follows:

•	Mail a description of the suspected violation or other complaint or concern to:

Chief Financial Officer

Matrix Service Company

10701 East Ute Street,

Tulsa, Oklahoma 74116

or to

Chair of the Audit Committee

Matrix Service Company

10701 East Ute Street,

Tulsa, Oklahoma 74116

•	Use common sense and good judgment; Act in good faith. You are expected to become familiar with and to understand the requirements of this code. If you become aware of a suspected violation, don’t try to investigate it or resolve it on your own. Prompt disclosure to the appropriate person is vital to ensuring a thorough and timely investigation and resolution. The circumstances should be reviewed by appropriate personnel as promptly as possible, and delay may affect the results of any investigation. A violation of this code, or of applicable laws and/or governmental regulations is a serious matter and could have legal implications. Allegations of such behavior are not taken lightly and should not be made to embarrass someone or put him or her in a false light. Reports of suspected violations should always be made in good faith.

•	Internal investigation. When an alleged violation of this code, applicable laws and/or governmental regulations is reported, Matrix will take appropriate action in accordance with the compliance procedures outlined in Section 9 of this code. You are expected to cooperate in internal investigations of alleged misconduct or violations of this code or of applicable laws or regulations.

•	No fear of retaliation. It is our unequivocal policy that there be no intentional retaliation against any person who, in good faith, provides information to us or to law enforcement officials that he or she believes is truthful concerning a possible violation of any law, regulation or policy of Matrix, including this code. Persons who retaliate may be subject to civil, criminal and administrative penalties, as well as disciplinary action, up to and including termination of employment. In cases in which you report a suspected violation in good faith and are not engaged in the questionable conduct, Matrix will attempt to keep its discussions with you confidential to the extent reasonably possible. In the course of its investigation, Matrix may find it necessary to share information with others on a “need to know” basis. No retaliation shall be taken against you for reporting alleged violations while acting in good faith.

9.	Compliance Procedures

Matrix has established this code as part of its overall policies and procedures. To the extent that other policies and procedures of Matrix conflict with this code, you should follow this code. This code applies to all directors, officers and employees of Matrix in all locations.

This code is based on Matrix’s core values, good business practices and applicable law. The existence of a code, however, does not ensure that directors, officers and employees will comply with it or act in a legal and ethical manner. To achieve optimal legal and ethical behavior, the individuals subject to this code must know and understand this code as it applies to them and as it applies to others. You must champion this code and assist others in knowing and understanding it.

•	Compliance. You are expected to become familiar with and understand the requirements of this code. Most importantly, you must comply with it.

•	CEO Responsibility. Our CEO shall be responsible for ensuring that this code is established and effectively communicated to all employees, officers and directors. Although the day-to-day compliance issues will be the responsibility of Matrix’s managers, the CEO has ultimate accountability with respect to the overall implementation of and successful compliance with this code.

•	Corporate Compliance Management. The CEO shall select an employee to act as the Corporate Compliance Officer. At present, the CFO has been selected as the Corporate Compliance Officer. The Compliance Officer’s charter is to ensure communication, training, monitoring, and overall compliance with this code. The Compliance Officer will, with the assistance and cooperation of Matrix’s officers, directors and managers, foster an atmosphere where employees are comfortable in communicating and/or reporting concerns and possible code violations.

•	Internal Reporting of Violations. Matrix’s efforts to ensure observance of, and adherence to, the goals and policies outlined in this code mandate that all employees, officers and directors of Matrix report suspected violations in accordance with Section 9 of this code.

•	Screening Of Employees. Matrix shall exercise due diligence when hiring and promoting employees and, in particular, when conducting an employment search for a position involving the exercise of substantial discretionary authority, such as a member of the executive team, a senior management position or an employee with financial management responsibilities. Matrix shall make reasonable inquiries into the background of each individual who is a candidate for such a position. All such inquiries shall be made in accordance with applicable law and good business practice.

•	Access to this code. Matrix shall ensure that employees, officers and directors may access this code on Matrix’s website. In addition, each current employee will be provided with a copy of this code. New employees will receive a copy of this code as part of their new hire information. From time to time, Matrix will sponsor employee training programs in which this code and other policies and procedures of Matrix will be discussed.

•	Monitoring. The officers of Matrix shall be responsible to review this code with all of Matrix’s managers. In turn, Matrix’s managers with supervisory responsibilities should review this code with his/her direct reports. Managers are the “go to” persons for employee questions and concerns relating to this code, especially in the event of a potential violation. Managers or supervisors will immediately report any violations or allegations of violations to the Compliance Officer. Managers will work with the Compliance Officer in assessing areas of concern, potential violations, any needs for enhancement of this code or remedial actions to effect this code’s policies and overall compliance with this code and other related policies.

•	Internal Investigation. When an alleged violation of this code is reported, Matrix shall take prompt and appropriate action in accordance with the law and regulations and otherwise consistent with good business practice and the terms of this code. If the suspected violation appears to involve either a possible violation of law or an issue of significant corporate interest, or if the report involves a complaint or concern of any person, whether employee, a shareholder or other interested person regarding Matrix’s financial disclosure, internal accounting controls, questionable auditing or accounting matters or practices or other issues relating to Matrix’s accounting or auditing, then the manager or investigator should immediately notify the Compliance Officer. If a suspected violation involves any director or executive officer or if the suspected violation concerns any fraud, whether or not material in amount, involving management or other employees who have a significant role in Matrix’s internal controls, any person who received such report should immediately report the alleged violation to the Compliance Officer or the Chairman of the Audit Committee. The Compliance Officer or the Chairman of the Audit Committee, as applicable, shall assess the situation and determine the appropriate course of action. At a point in the process consistent with the need not to compromise the investigation, a person who is suspected of a violation shall be apprised of the alleged violation and shall have an opportunity to provide a response to the investigator.

•	Disciplinary Actions. Subject to the following sentence, the Compliance Officer shall be responsible for implementing the appropriate disciplinary action in accordance with Matrix’s policies and procedures for any employee who is found to have violated this code. If a violation has been reported to the Audit Committee or another committee of the Board, that Committee shall be responsible for determining appropriate disciplinary action. Any violation of applicable law or any deviation from the standards embodied in this code will result in disciplinary action, up to and including termination of employment. Any employee engaged in the exercise of substantial discretionary authority, including any Senior Financial Officer, who is found to have engaged in a violation of law or unethical conduct in connection with the performance of his or her duties for Matrix, shall be removed from his or her position and not assigned to any other position involving the exercise of substantial discretionary authority. In addition to imposing discipline upon employees involved in non-compliant conduct, Matrix also will impose discipline, as appropriate, upon an employee’s supervisor, if any, who directs or approves such employees’ improper actions, or is aware of those actions but does not act appropriately to correct them, and upon other individuals who fail to report known non-compliant conduct. In addition to imposing its own discipline, Matrix will bring any violations of law to the attention of appropriate law enforcement personnel.

•	Retention of Reports and Complaints. All reports and complaints made to or received by the Compliance Officer or the Chair of the Audit Committee shall be logged into a confidential record maintained for this purpose by the Compliance Officer and this record of such report shall be retained for five (5) years.

•	Required Government Reporting. Whenever conduct occurs that requires a report to the government, the Compliance Officer shall be responsible for complying with such reporting requirements.

•	Corrective Actions. Subject to the following sentence, in the event of a violation of this code, the Compliance Officer should assess the situation to determine whether the violation demonstrates a problem that requires remedial action as to the policies and procedures of Matrix. If a violation has been reported to the Audit Committee or another committee of the Board, that committee shall be responsible for determining appropriate remedial or corrective actions. Such corrective action may include providing revised public disclosure, retraining Company employees, modifying Company policies and procedures, improving monitoring of compliance under existing procedures and other action necessary to detect similar non-compliant conduct and prevent it from occurring in the future. Such corrective action shall be documented, as appropriate.

10.	Publication of this Code of Business Conduct and Ethics; Amendments and Waivers of this Code of Business Conduct and Ethics

The most current version of this code will be posted and maintained on Matrix’s website. Matrix’s Annual Report on Form 10-K shall disclose that this code is maintained on its website and shall disclose that substantive amendments and waivers will also be posted on the website.

Any substantive amendment or waiver of this code (i.e., a material departure from the requirements of any provision) particularly and that are applicable to or directed at executive officers or directors may be made only after approval by the Board of Directors and will be disclosed within five (5) business days of such action (a) on Matrix’s website for a period of not less than twelve (12) months and (b) in a Form 8-K filed with the Securities and Exchange Commission. Such disclosure shall include the reasons for any waiver. Matrix shall retain the disclosure relating to any such amendment or waiver for not less than five (5) years.